Exhibit 99.B(14)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

ING Equity Trust

We consent to the use of our report dated July 26, 2012, incorporated herein by reference, on the financial statements of ING Value Choice Fund and ING Large Cap Value Fund, each a series of ING Equity Trust, and to the references to our firm under the headings “Representations and Warranties” and “Financial Highlights” in the Proxy Statement/Prospectus.

Boston, Massachusetts

December 18, 2012